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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  OHIO EDISON
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  OHIO EDISON
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:

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

LOGO

                                   NOTICE OF
                                 ANNUAL MEETING
                                OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 25, 1996

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE HOLDERS OF SHARES OF COMMON STOCK OF OHIO EDISON COMPANY:

     The Annual Meeting of Shareholders of Ohio Edison Company will be held at the principal office of the Company, 76 South Main Street, Akron, Ohio 44308-1890, on April 25, 1996, at 10 a.m., Eastern time, for the following purposes:

     Item No. 1 -- To elect a Board of 12 Directors;

     Item No. 2 -- To ratify the appointment of Arthur Andersen LLP, independent public accountants, as auditors for the year of 1996;

     Item No. 3 -- To vote on a shareholder proposal; and

                   To take action upon any other business as may properly come before the meeting.

     To assure your representation at the meeting, you are urged, after reading the accompanying proxy statement, to mark, sign, date and return your proxy in the envelope provided.

                                            NANCY C. ASHCOM
                                            Secretary

Akron, Ohio
March 4, 1996

                                                                   March 4, 1996

                                PROXY STATEMENT

GENERAL INFORMATION

     This proxy statement and accompanying proxy are being mailed to shareholders commencing on or about March 18, 1996, in connection with the solicitation of proxies by the Board of Directors of Ohio Edison Company (hereinafter referred to as "the Company") for use at the 1996 Annual Meeting of Shareholders. The principal office of the Company is located at 76 South Main Street, Akron, Ohio 44308-1890.

     The Board of Directors fixed March 7, 1996, as the record date for determination of shareholders entitled to notice of and to vote at the meeting. The Company's outstanding securities entitled to be voted at the meeting consist of 152,569,437 shares of common stock, each of which is entitled to one vote.

     The Board of Directors solicits and recommends your execution of the enclosed proxy for use at the Annual Meeting. You may revoke your proxy at any time before it is exercised by giving notice in writing directed to the Secretary of the Company or orally in open meeting.

     Shares for which a properly signed proxy are received will be represented at the Annual Meeting and will be voted as instructed on the proxy. Shareholders are urged to specify their choices by marking an (X) in the appropriate boxes on the proxy, but if no choices are specified, the shares represented will be voted as recommended by your Board of Directors. Shares represented by improperly marked proxies will be treated as abstentions for voting purposes. Dissenting shareholders, in connection with any item presented, do not have rights of appraisal.

     The representation in person or by proxy of a majority of shares entitled to be voted shall constitute a quorum at the Annual Meeting. For the purpose of determining a quorum, all shares represented at the meeting are counted without regard to abstentions or broker non-votes. Votes cast include both for and against votes but exclude abstentions and broker non-votes.

     Shareholders have the right to exercise cumulative voting for the election of directors. In cumulative voting, a shareholder has a number of votes equal to the product of the number of directors to be elected times the number of shares owned, and may cast all of such votes for one nominee, or may distribute such votes among two or more nominees in any proportion desired. To exercise the right to vote cumulatively, the shareholder must provide specific instructions on the proxy.

     Your Board of Directors proposes to solicit proxies from shareholders as described below. The cost of this solicitation will be borne by the Company. Proxies may be solicited, without additional compensation, by officers and employees of the Company, personally or by telephone, mail or other electronic means. The Company also has arranged for the services of Georgeson & Company to solicit proxies in a similar manner for a fee not to exceed $12,000 plus reimbursement of reasonable out-of-pocket expenses. The Company may reimburse brokers, banks and other fiduciaries for postage and reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock.

BOARD OF DIRECTORS

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. Members of the Board are kept informed of the Company's business by various reports and documents sent to them each month, as well as by operating and financial reports made at Board and committee meetings by Company management.

     The Board of Directors held 11 meetings in 1995. All of the incumbent directors attended more than 75% of the aggregate number of meetings of the Board and committees of which they are members during the period they served.

     The Board of Directors adopted a resolution in May 1980 stating that any person who has attained the age of 69 years would be ineligible for election as a director. As a result, Mr. Robert H. Carlson, a director of the

Company since 1987, a member of the Audit and Nuclear Committees, and a director of its subsidiary, Pennsylvania Power Company, since 1983, will not be a candidate for reelection at the Annual Meeting. We are grateful for the leadership that Mr. Carlson has provided during his years of service to the Company. His wisdom, knowledge and good judgment will be missed.

COMMITTEES OF THE BOARD OF DIRECTORS

     The committees established by the Board of Directors to assist it in the discharge of its responsibilities are described below. In addition, the Board has also formed an ad hoc Nuclear Committee which consists of three non-employee directors. This ad hoc Nuclear Committee held four joint meetings in 1995 with the managements and directors of the companies which operate the nuclear facilities in which the Company has an ownership interest. The biographical information relating to the director nominees, which begins on page 3, includes committee memberships currently held by each nominee.

AUDIT COMMITTEE

     This committee meets with management, financial personnel, internal auditors and the independent public accountants to consider the adequacy of the internal controls of the Company and the objectivity of financial reporting. The Audit Committee recommends to the Board the appointment of the Company's independent public accountants subject to ratification by the shareholders at the Annual Meeting. The committee also reviews the results of management's program to monitor compliance with the Company's policies on business ethics and conduct. Both the internal auditors and the independent public accountants periodically meet alone with the Audit Committee and always have unrestricted access to the committee. The Audit Committee consists of four non-employee directors and met four times in 1995.

COMPENSATION COMMITTEE

     This committee's duties and functions include: determination of an appropriate salary for the chief executive officer and recommendation thereof to the Board of Directors; consultation and discussion with the chief executive officer concerning establishment of salaries for all other officers; and maintenance of an orderly relationship of compensation for officers which is compatible with industry standards for companies of like character and size. The Compensation Committee consists of four non-employee directors and met four times in 1995.

NOMINATING COMMITTEE

     This committee advises and makes recommendations to the Board concerning possible candidates to fill vacancies on the Board of Directors and reviews the qualifications of candidates recommended by others. The committee will consider nominees recommended by shareholders. Such recommendations with respect to any person to be considered for election as a director at the Annual Meeting of Shareholders must be submitted in writing to the committee at least six months prior to the date of the meeting in care of the Secretary of the Company at the address set forth on the first page of this proxy statement. Shareholder recommendations should be accompanied by a description of the proposed nominee's qualifications and other relevant biographical information, together with the written consent of the proposed nominee to be named in the proxy statement, if nominated, and to serve, if elected. The Nominating Committee consists of four directors and held two meetings during 1995.

FINANCE COMMITTEE

     This committee's primary duties are to monitor the Company's requirements for funds and financial market conditions; to approve terms of sales of Company securities when the Board of Directors does not exercise such powers; to consult with the officers of the Company on these matters; and to make recommendations to the Board. There are four directors on the Finance Committee, which met once in 1995.

COMPENSATION OF DIRECTORS

     Directors who are not employees receive an annual retainer of $14,000 and 200 shares of Ohio Edison common stock. Such directors are also paid a meeting fee of $850 for each Board and committee meeting attended, and are reimbursed for expenses of attending. Directors may elect to defer receipt of all or a portion of their cash retainer and meeting fees to be payable in a lump sum or monthly installments after they cease to be a director. Directors who are also employees receive no compensation for serving as directors.

BUSINESS RELATIONSHIPS

     Mr. Robert M. Carter, a director, has a 20% equity interest in Lakefront Capital Investors, Inc., an investment management firm. During 1995, Lakefront Capital Investors, Inc. provided investment management services to the Ohio Edison System Master Retirement Trust and received a fee of $23,310.

ITEMS TO BE VOTED

ITEM NO. 1--NOMINEES FOR ELECTION AS DIRECTORS

     It is intended that shares of common stock represented by a proxy will be voted, unless otherwise instructed on the proxy, for the election of the 12 nominees listed below as directors of the Company to hold office until the next Annual Meeting. Under the Company's Code of Regulations, at any election for directors, the persons receiving the greatest number of votes are elected to the vacancies to be filled. The nominees for directors together with information about them are listed below. Your Board of Directors has no reason to believe that the persons named will not be available to serve after being elected. In the event that any of the original nominees would not be available to serve for any reason upon being elected, shares represented by the appointed Proxies will be voted in the discretion of such Proxies either for a lesser number of directors or for another person selected by the Board of Directors unless the inability to serve is believed to be temporary in nature. In this latter case, the shares represented by the appointed Proxies will be voted for the person named and such person, if elected, will serve when he or she is able to do so.

                       NOMINEES FOR ELECTION AS DIRECTORS

 [Donald C. Blasius]   DONALD C. BLASIUS -- Retired in 1993 as President of
                       White Consolidated Industries, Inc., a manufacturer of home and commercial appliances and outdoor and industrial products. Age 66. He is also a Director of Wolverine
                       Tube, Inc. Director of the Company since 1981.

                       Committees: Finance, Nominating

    [H. Peter Burg]    H. PETER BURG -- Senior Vice President and Chief
                       Financial Officer of this Company since 1989. Age 49. He is also a Director of Pennsylvania Power Company.
                       Director of the Company since 1989.

                       Committee: Finance

  [Robert M. Carter]  ROBERT M. CARTER -- Partner since 1991 in the law firm of
                      Carter & Associates. Attorney with independent practice from 1989-1991. Age 45. He is also a Director of FirstMerit Corp. Director of the Company since 1994.

                      Committee: Audit

  [Carol Cartwright]  DR. CAROL A. CARTWRIGHT -- President since 1991 of Kent
                      State University. Vice Chancellor for Academic Affairs and Professor of Human Development at the University of California at Davis from 1988-1991. Age 54. She is also a Director of Republic Engineered Steels, Inc. and M.A. Hanna Company. Director of the Company since 1992.

                      Committee: Nominating

   [Willard Holland]  WILLARD R. HOLLAND -- President and Chief Executive
                      Officer of this Company and Chairman of the Board and Chief Executive Officer of its subsidiary, Pennsylvania Power Company, since 1993. President and Chief Operating Officer of this Company from 1991-1993. Senior Vice President from 1988-1991 of Detroit Edison Company, an electric utility. Age 59. He is also a Director of A. Schulman, Inc. Director of the Company since 1991.

                      Committees: Finance, Nominating

  [Robert Loughhead]  ROBERT L. LOUGHHEAD -- Retired in 1987 as Chairman of the
                      Board, President and Chief Executive Officer of Weirton Steel Corporation, a manufacturer of steel products. Age
                      66. Director of the Company since 1980.

                      Committees: Audit, Compensation
     [Russell Maier]  RUSSELL W. MAIER -- Chairman of the Board and Chief
                      Executive Officer since 1989 of Republic Engineered Steels, Inc., a specialty steel bar producer. Age 59. Director of the Company since 1995.

                      Committee: Nuclear

    [Glenn Meadows]    GLENN H. MEADOWS -- Retired in 1989 as President and
                       Chief Executive Officer of McNeil Corporation, a manufacturer of industrial and automotive lubrication systems, pumps, swimming pool chemicals and equipment.
                       Age 66. Director of the Company since 1981.

                       Committees: Audit, Compensation, Nuclear

      [Paul Powers]    PAUL J. POWERS -- Chairman of the Board and Chief
                       Executive Officer since 1987 of Commercial Intertech
                       Corp., a hydraulic components, filters and separations and metal components manufacturer. Age 61. He is also a Director of Acme-Cleveland Corp., Global Marine Inc. and
                       Twin Disc, Incorporated. Director of the Company since
                       1992.

                       Committee: Compensation

  [Charles Rainger]    CHARLES W. RAINGER -- President and Director since 1982
                       of Sandusky International Inc., a manufacturer of centrifugal castings. Age 62. He is Chairman of the Board of Sandusky Limited, a subsidiary of Sandusky
                       International Inc. Director of the Company since 1987.

                       Committees: Nominating, Nuclear

     [George Smart]    GEORGE M. SMART -- Chairman of the Board and President
                       since 1993 of Phoenix Packaging Corporation, a manufacturer of easy-opening lids. President and Chief
                       Executive Officer from 1978-1993 of Central States Can
                       Co. and Executive Vice President from 1989-1993 of Van
                       Dorn Company, the parent of Central States Can Co. Age
                       50. He is also a Director of Belden & Blake Corporation and Commercial Intertech Corp. Director of the Company since 1988.

                       Committee: Finance

   [Jesse Williams]    JESSE T. WILLIAMS, SR. -- Vice President, Human Resources
                       Policy and Employment Practices since 1995 of The
                       Goodyear Tire & Rubber Company, a manufacturer of tires and rubber-related products. Vice President, Compensation and Employment Practices from 1993-1995 and Vice
                       President of Human Resources Diversity, Safety and
                       Workers' Compensation from 1991-1993 of The Goodyear Tire
                       & Rubber Company. Age 56. Director of the Company since
                       1992.

                       Committee: Compensation


YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM NO. 1.

ITEM NO. 2--RATIFICATION OF THE APPOINTMENT OF AUDITORS

     Arthur Andersen LLP, independent public accountants, appointed as auditors by the Board of Directors of the Company to examine the books and accounts of the Company for the year 1996, has made the annual audit for this Company since its organization in 1930. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. This representative will have the opportunity to make a statement and will be available to respond to appropriate questions raised at the meeting. This item requires the favorable vote of a majority of the votes cast.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM NO. 2.

ITEM NO. 3--SHAREHOLDER PROPOSAL

     Dr. Allen Wolff, 1553 South Carpenter Road, Brunswick, Ohio 44212-3826, the beneficial owner of 10,012 shares of common stock of the Company on December 31, 1995, has indicated that he will present a proposal for action at the Annual Meeting as follows:

          "Did you know that if your shares are held by a broker, they can be voted for you (and usually in favor of management's nominations), EVEN IF YOU DO NOT RECEIVE THE PROXY STATEMENT? Likewise, if you sign and return your proxy, leaving one or more items UNMARKED, it will be voted for you in favor of management's position? Nominating only the exact number to be elected as director gives the shareholder no choice regardless of how few votes are received by any nominee.

          While the following examples are not specific to Ohio Edison Company, they demonstrate some unsavory shareholder situations:
             At one corporation some shareholders with shares held in a 401K account (apparently employees) were in effect disenfranchised because they didn't even receive their proxy statement until the date it was due for counting. Management "regretted the error", but stated that it didn't affect the outcome. Pretty smug, eh!
             Last year, at one corporation with 148 million shares outstanding, only 80% were represented at the annual meeting and 13 million of those were voted by brokers, perhaps without any input by the real owner, and
        32.5 million shares were not voted. Why not? Perhaps these shareholders didn't understand the resolutions or felt that their holding wouldn't make any difference in the outcome. Nevertheless, they abdicated their privilege and obligation to vote intelligently. At the same time, another 3.8 million shares were unmarked -- giving their votes to management. How did this effect the outcome? On one questionable management compensation proposal said to have passed by 55%, actually 63% of shares WERE NOT voted in favor. Yet, it passed, because of rules which I feel are not democratic. None of the executive compensation plans are truly OBJECTIVE with a formula made known to the shareholders and easily calculated by them.
             At this same corporation, my proposal was said to have received 32% of the vote (quite high for a shareholder proposal in itself), yet 77% of the outstanding shares WERE NOT voted against it.

          Ohio Edison's proxy resembles almost every form I have seen (that is sent directly to the shareholder), but it is not easily understood by all shareholders. I have suggestions for a change.

          My proposal is very simple: IN FUTURE PROXIES OF THIS CORPORATION, THERE WILL BE NO DISCRETIONARY VOTING. The proxies signed will be considered represented and help to establish a quorum; the proxies counted will be on those issues actually signed by the real shareholder. Contrary to management's opinions, shareholders do not completely understand many of the proposals nor how their "votes" will be counted if signed, but unmarked. AND unmarked proxies are not votes against an issue; they are simply non-votes; therefore, those tallying the proxies need only compare the votes FOR versus the votes AGAINST or WITHHELD. I don't understand how anybody in their right mind could be against this proposal.

          If you agree, please vote FOR, if not, vote AGAINST."

       STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION TO THE PROPOSAL

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST DR. WOLFF'S PROPOSAL. Dr. Wolff has presented this same proposal at the last two Annual Meetings, and the reasons for voting against it remain the same. The adoption of his proposal would take from you a right given to shareholders by Ohio law to appoint proxies having discretionary voting power -- a right that is shared by shareholders of other corporations. Also, the proposal could lead to a situation in which the small number of shareholders attending the Annual Meeting could decide important questions that affect our Company to the exclusion of you and other shareholders who may not be present.

     In addition, the Securities and Exchange Commission prescribes the rules that must be followed by those soliciting proxies. Dr. Wolff does not dispute that those rules are followed by Ohio Edison, he just wants to create his own rules. Even though Dr. Wolff disagrees, we continue to strongly believe that you understand the voting process and that you should continue to have all of the rights that Ohio law provides to shareholders.

     This is the third consecutive year that Dr. Wolff has presented his proposal and shareholders overwhelmingly defeated his proposal the last two years. In 1994, nearly 72% of the votes were cast against the proposal and in 1995, the percentage of votes against the proposal substantially increased to about 78%. The time and effort that goes into dealing with Dr. Wolff's recurring proposal represents a cost to the Company and thus to you as a shareholder. Unfortunately, the rules of the Securities and Exchange Commission require us to include Dr. Wolff's proposal for as long as he continues to submit it unless he receives less than 10% of the votes cast. Even if you voted for Dr. Wolff's proposal in the past, we are asking you to treat this as a matter that has been settled by voting against the proposal to bring it to an end. Our financial resources and your time can be spent in better ways than dealing with Dr. Wolff's proposal year after year.

     Adoption of Dr. Wolff's proposal requires the favorable vote of a majority of the votes cast.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM NO. 3.

OTHER MATTERS

     Management does not intend to present and does not know that others will present at the Annual Meeting any items of business other than those set forth herein. However, if any other matters properly come before the meeting, it is intended that the appointed Proxies will vote thereon in their discretion.

ANNUAL REPORTS

     The proxy statement is accompanied by the Annual Report to Shareholders for the fiscal year ended December 31, 1995, which contains financial and other information about the activities of the Company.

     THE COMPANY WILL FURNISH TO A SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) UPON RECEIPT OF A WRITTEN REQUEST TO MS. NANCY C. ASHCOM, SECRETARY, OHIO EDISON COMPANY, 76 SOUTH MAIN STREET, AKRON, OHIO 44308-1890.

PROPOSALS OF SECURITY HOLDERS

     Notice is hereby given that any shareholder proposal intended to be presented at the Annual Meeting of Shareholders in 1997 must be received at the Company's principal office on or before November 4, 1996, in order to be included in the Company's proxy statement and proxy relating to such meeting.

SECURITY OWNERSHIP

     The following table shows shares of stock beneficially owned as of December 31, 1995, by each director and nominee, the executive officers named in the Summary Executive Compensation Table, all directors and executive officers as a group and all owners of more than five percent of any class of Ohio Edison Company voting securities. It also shows the deferred common stock equivalents credited as of December 31, 1995, to executive officers participating in the Executive Incentive Compensation Plan.

                                                                                   NUMBER OF              COMMON
                                                                              SHARES BENEFICIALLY         STOCK
         OWNER                        TITLE                CLASS OF STOCK         OWNED(1)(2)         EQUIVALENTS(3)
------------------------------------------------------------------------------------------------------------------
Donald C. Blasius          Director, Nominee                 Common                     2,261
H. Peter Burg              Director, Nominee, Sr. VP         Common                     9,424             11,203
Robert H. Carlson          Director                          Common                     3,783
Robert M. Carter           Director, Nominee                 Common                       532
Dr. Carol A. Cartwright    Director, Nominee                 Common                     1,078
Willard R. Holland         Director, Nom., Pres. & CEO       Common                     6,407             29,167
Robert L. Loughhead        Director, Nominee                 Common                     1,971
Russell W. Maier           Director, Nominee                 Common                       100
Glenn H. Meadows           Director, Nominee                 Common                     2,358
Paul J. Powers             Director, Nominee                 Common                       843
Charles W. Rainger         Director, Nominee                 Common                     2,319
George M. Smart            Director, Nominee                 Common                     1,981
Jesse T. Williams, Sr.     Director, Nominee                 Common                     1,277
Anthony J. Alexander       Sr. VP & Gen. Counsel             Common                     9,009              8,401
John A. Gill               Vice President                    Common                     3,092              6,712
Anthony N. Gorant          Senior Vice President             Common                     4,333              5,036
                                                           Preferred                      200
Robert J. McWhorter        Senior Vice President             Common                     3,859              8,972
All Directors & Executive Officers As a Group                Common                    72,403             80,385
                                                           Preferred                      200
State Street Bank and Trust Co.(4)                           Common                14,587,581(9.6%)

(1) Beneficially owned shares include any shares with respect to which voting or investment power is attributed to a person because of joint or fiduciary ownership of the shares or relationship of the record owner, such as a spouse, even if the person does not consider himself or herself the beneficial owner.

(2) The percentage of shares beneficially owned by any director or nominee, or by all directors and executive officers as a group, does not exceed one percent of the class so owned.

(3) Common stock equivalents are the cumulative number of performance shares credited to each executive officer as of December 31, 1995. These performance shares are the portion of the 1991, 1992, 1993, and 1994 annual incentive awards under the Executive Incentive Compensation Plan that were deferred for four years, and the 1995 long-term incentive opportunity that was deferred for four years under such Plan. For a detailed explanation of the Plan, see the Board Compensation Committee Report on Executive Compensation and the footnote to the Long-Term Incentive Plan Table. Such performance shares do not have voting rights or other rights associated with ownership.

(4) State Street Bank and Trust Company (225 Franklin Street, Boston, MA 02110) is Trustee under the Ohio Edison System Savings Plan which holds 11,741,036 shares (7.7%) of the Company's common stock, and shares voting and investment power with respect thereto with the employees participating in the Plan. The Bank also holds 2,846,545 shares (1.9%) of the Company's common stock as Trustee under various collective investment funds for employee benefit plans and other index and personal trust accounts. The Bank has sole voting power with respect to 2,368,145 of these shares and shares voting power with respect to 1,000 of these shares; and has sole investment power with respect to 2,843,745 of these shares and shares investment power with respect to 2,800 of these shares.

                      SUMMARY EXECUTIVE COMPENSATION TABLE

                                                  ANNUAL COMPENSATION             LONG-TERM
                                           ---------------------------------     COMPENSATION        ALL OTHER
 NAME AND PRINCIPAL POSITION      YEAR      SALARY      BONUS(1)     OTHER(2)     PAYOUTS(3)      COMPENSATION(4)
-----------------------------------------------------------------------------------------------------------------
Willard R. Holland                1995     $502,365     $179,536     $ 1,405       $ 26,469          $  38,504
  President of the Company,       1994      461,731       92,500         889              0             44,585
  Chairman of the Board of its    1993      381,416       82,136       4,462              0             21,685
  subsidiary, Pennsylvania
  Power Company, and Chief
  Executive Officer of both
  companies
H. Peter Burg                     1995     $231,828     $ 49,287     $ 3,052       $ 56,637          $  16,433
  Senior Vice President           1994      225,042       38,809       2,014              0             21,088
                                  1993      217,924       33,732       2,291              0             17,831
Robert J. McWhorter               1995     $214,540     $ 44,840     $ 7,168       $ 42,112          $  25,067
  Senior Vice President           1994      208,256       26,084       7,436              0             31,434
                                  1993      201,678       25,459       7,500              0             27,435
Anthony J. Alexander              1995     $197,853     $ 49,406     $ 1,722       $ 39,276          $  10,790
  Senior Vice President           1994      192,060       27,634       2,191              0             14,320
  and General Counsel             1993      186,002       23,447       1,212              0             11,957
John A. Gill                      1995     $197,853     $ 43,039     $ 1,562       $ 34,116          $  10,975
  Vice President                  1994      192,060       27,632       1,753              0             18,786
                                  1993      185,941       20,540       5,655              0             15,237
Anthony N. Gorant(5)              1995     $199,608     $ 44,291     $ 6,082       $137,886          $ 135,893
  Senior Vice President           1994      203,251       29,314       3,116              0             31,698
                                  1993      195,975       24,795       7,029              0             25,175

(1) Amounts for 1994 and 1993 reflect 50% of the annual awards under the Executive Incentive Compensation Plan. The remaining amounts, which were mandatorily deferred into a Common Stock Equivalent Account, were previously reported in the Long-Term Incentive Plan Table. Beginning in 1995, all annual awards are reported in this column as there is no longer a mandatory deferral.

(2) Consists of reimbursement for income tax obligations on Executive Indemnity Program premium and on perquisites and other personal benefits.

(3) With the exception of Mr. Gorant noted below, these amounts represent cash payouts of the portion of the 1991 Executive Incentive Compensation Plan annual award previously deferred into a Common Stock Equivalent Account.

(4) For 1995, amount is comprised of (1) matching Company common stock contributions under the tax qualified Savings Plan: Holland-$6,006; Burg-$5,855; McWhorter-$5,852; Alexander-$5,854; Gill-$2,432; Gorant-$1,860;
    (2) the current dollar value of the Company's portion of the premiums paid in 1995 for insurance policies under the Executive Supplemental Life Plan:
    Holland-$16,789; Burg-$2,910; McWhorter-$4,023; Alexander-$1,652; Gill-$678;
    Gorant-$0; (3) above market interest earned under the Executive Deferred Compensation Plan: Holland-$15,709; Burg-$5,444; McWhorter-$8,278; Alexander-$1,865; Gill-$6,496; Gorant-$9,976; (4) a portion of the Executive Indemnity Program premium reportable as income: Holland-$0; Burg-$2,224; McWhorter-$6,914; Alexander-$1,419; Gill-$1,369; Gorant-$3,777; and (5)
    banked vacation paid at retirement: Gorant-$120,280.

(5) Mr. Gorant retired as Senior Vice President of the Company effective November 30, 1995. His Long-Term Compensation Payout includes payment of the final value of his Common Stock Equivalent Accounts under the Executive Incentive Compensation Plan for annual awards deferred for the years 1991, 1992, 1993 and 1994.

           LONG-TERM INCENTIVE PLAN TABLE--AWARDS IN LAST FISCAL YEAR

                                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                                                              NON-STOCK PRICE BASED PLAN
                           1995 TARGET    EQUIVALENT    PERFORMANCE OR      (NUMBER OF PERFORMANCE SHARES)
                            LONG-TERM     NUMBER OF      OTHER PERIOD    -------------------------------------
                            INCENTIVE    PERFORMANCE   UNTIL MATURATION    BELOW
          NAME             OPPORTUNITY      SHARES         OR PAYOUT     THRESHOLD  THRESHOLD  TARGET  MAXIMUM
--------------------------------------------------------------------------------------------------------------
W. R. Holland-CEO           $ 305,045       16,269          4 years          0        8,135    16,269  24,404
H. P. Burg                  $  75,295        4,016          4 years          0        2,008     4,016   6,024
R. J. McWhorter             $  69,678        3,716          4 years          0        1,858     3,716   5,574
A. J. Alexander             $  64,258        3,427          4 years          0        1,714     3,427   5,141
J. A. Gill                  $  42,621        2,273          4 years          0        1,137     2,273   3,410

     Each executive's 1995 target long-term incentive opportunity was converted into performance shares equal to an equivalent number of shares of the Company's common stock based on the average price of such stock during December 1994, and deferred into a Common Stock Equivalent Account through 1998. At the end of this four-year performance period, the Common Stock Equivalent Account attributed to the deferred award will be valued based on the average price of the Company's common stock during December 1998 and as if any dividends that would have been paid on such stock during the performance period were reinvested on the date paid. This value may be increased or decreased, as described below, based upon the total return of the Company's common stock (that is, stock price appreciation plus reinvested dividends) relative to the Edison Electric Institute's Index of 100 Investor-owned Electric Utility Companies during the period. If an executive retires, dies or otherwise leaves the employment of the Company prior to the end of the four-year period, the value will be further proportionally decreased based on the number of months worked during the period. However, an executive must work at least twelve months during the four-year period to be eligible for an award payout. The final value of an executive's account, if any, will be paid to the executive in cash in early 1999.

     The final value of an executive's account may range from $0 to 150% of the target amount. The maximum amount in the above table is equal to 150% of the target 1995 long-term incentive opportunity and will be earned if the Company's total shareholder return is in the top 15% compared to the Index noted above. An amount equal to 100% of the target 1995 long-term incentive opportunity will be earned if the Company's total shareholder return is in the 38th percentile compared to the Index. The threshold amount is equal to 50% of the target 1995 long-term incentive opportunity and will be earned if the Company's total shareholder return is in the 60th percentile compared to the Index. Payouts for a total shareholder return ranking between the 15th percentile and the 60th percentile will be interpolated. However, there will be no long-term award payouts if the Company's total shareholder return compared to the Index falls below the 60th percentile.

CERTAIN SEVERANCE PAY AGREEMENTS

     In 1995, the Company entered into separate severance pay agreements with each of Messrs. Holland, Burg, Alexander and Gill providing for the payment of severance benefits in the event that the individual's employment with Ohio Edison or its subsidiaries is terminated only under specified circumstances within three years after a change in control of Ohio Edison (generally, defined as the acquisition of 50% or more of the Company's outstanding common stock or certain mergers or other business combinations). The agreements are intended to ensure that the individuals are free from personal distractions in order to put in place the best plan for shareholders when a change of control is occurring or perceived as imminent. The principal severance benefits under each agreement include payment of the following when the individual is terminated or resigns for good reason (defined, generally, as a material change, following a change in control, inconsistent with the individual's previous job duties or compensation): (i) the individual's base salary and accrued benefits through the date of termination, including a pro-rata portion of the annual and all deferred long-term incentive awards earned; (ii) 2.99 times the sum of the individual's base salary plus the average of his annual incentive compensation awards over the past three years; (iii) Supplemental Executive Retirement Plan (SERP) benefits as follows: if the individual is less than age 55 at termination, the benefit is calculated as if he was age 55, offset by compensation earned from subsequent employers until age 55, at which time it will then be offset by pension benefits and, at age 62, further offset by social security payments; if the individual is between age

55 and 62 at termination, the benefit is calculated in accordance with the SERP and will be offset by social security payments beginning at age 62; if the individual is age 62 or more at termination, the benefit is calculated in accordance with the SERP; (iv) continuation of group health and life insurance as if the individual had retired at the greater of his current age or age 55 and the greater of his current years of service or actual years of service at age 55; and (v) payment of legal fees and expenses as well as any excise taxes resulting from the agreement. The severance pay agreements have initial three-year terms and are automatically renewed each year for an additional year unless expressly discontinued by the Board. After a change in control, if the individual resigns, he is prohibited for two years from working for or with competing entities.

EXECUTIVE RETIREMENT PLAN

     The Ohio Edison System Supplemental Executive Retirement Plan is limited to eligible senior executives as approved by the Compensation Committee of the Board of Directors. At normal retirement, eligible senior executives (which include all of the officers listed above) who have five or more years of service with the Company are provided a retirement benefit equal to the greater of 65 percent of their highest annual salary or 55 percent of the average of their highest three consecutive years of salary plus annual incentive awards paid after January 1, 1996, reduced by the executive's pensions under tax-qualified pension plans of the Company or other employers, any supplementary pension under the Company's Executive Deferred Compensation Plan, and social security benefits. Subject to exceptions that might be made in specific cases, senior executives retiring prior to age 65, or with less than five years of service, or both, may receive a similar but reduced benefit. This Plan also provides for disability and surviving spouse benefits. As of the end of 1995, the estimated annual retirement benefits of the executive officers listed above at age 65 from such sources were: W. R. Holland-$326,540; H. P. Burg-$150,689; R. J. McWhorter-$139,448; A. J. Alexander-$128,591; and J. A. Gill-$128,591. Mr. A. N.
Gorant retired on November 30, 1995, and his annual retirement benefit from all of the above sources is $138,980.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is committed to maintaining a compensation program that rewards executives based on performance and is sufficient to attract and retain talented executives critical to the long-term success of the Company. The Committee recognizes that the Company operates in an increasingly competitive environment and is also committed to maintaining an incentive compensation program that rewards performance not only with respect to the achievement of annual objectives, but also with respect to the long-term return of the Company's common stock as compared to other companies in the electric utility industry.

     In the performance of its work, the Committee regularly reviews compensation data to position the target total pay opportunity for Company executives (consisting of salary, annual incentive awards, and long-term incentive awards) to the median reported by the Edison Electric Institute and other surveys for executives at publicly-held utility companies with revenue levels comparable to Ohio Edison Company. The Committee also has periodically used external, independent compensation consultants to provide it assistance in its work. As was discussed in last year's Committee report, the Committee directed the Company in late 1994 to retain an external compensation consultant to conduct a competitive compensation analysis and review the design of its executive compensation and benefit programs.

     As a result of this study, no changes were made to the Company's executive base salary program. However, the competitive analysis concluded that the target total pay opportunity provided by the Company was below the median of that provided by the comparable utilities noted above primarily due to limited long-term incentive opportunities. The study recommended making incentive compensation a larger part of an executive's total pay opportunity, restructuring the Company's Executive Incentive Compensation Plan (the "Incentive Plan") into separate annual and long-term incentive programs, and strengthening the linkage between an executive's total pay opportunity to long-term increases in shareholder value relative to other electric utilities. Thus, effective January 1, 1995, the Committee approved some important changes to the Incentive Plan which was first implemented in 1985 and last amended in 1991. The details of these and other changes are contained later in this report.

     The base salary range for an executive is market-based and is related to an evaluation of the responsibilities for his/her position. It is constructed around a standard rate. An individual executive's actual salary is based upon the standard rate for his/her position and an annual assessment of the executive's job performance. However, the maximum base salary of each named executive officer in the Summary Executive Compensation Table (the "Table") is limited to the standard rate of his/her pay range. Any additional compensation is provided by the Incentive Plan, described below. This further increases the portion of the named executive's total pay opportunity that is at risk. The Salary column in the Table lists the 1995 base salary of the named executive officers, including salary deferred into the Company's Executive Deferred Compensation Plan (the "Deferral Plan") and/or the Company's Savings Plan.

     Under the Incentive Plan, a target total incentive opportunity is established for an executive at the beginning of each year which is then allocated into a target annual incentive opportunity and a target long-term incentive opportunity. As the level of an executive's responsibility increases in the Company, both the portion of his/her total pay opportunity that is put at risk and the portion that is tied to the long-term return of the Company's common stock increase. For Mr. Holland in 1995, 50% of his total pay opportunity was put at risk in the form of incentive compensation. This amounted to a target total incentive opportunity of $508,408, of which 40% or $203,363 was allocated into a target annual incentive opportunity, and 60% or $305,045 was allocated into a target long-term incentive opportunity.

     At the beginning of each year, the Committee reviews and approves a list of measurable corporate financial and strategic goals to be used to establish annual objectives for executives participating in the Incentive Plan. Each executive has a portion of his/her annual incentive award based on the achievement of certain specific corporate financial goals of direct benefit to the shareholder. As an executive's responsibility in the Company increases, this portion tied to these corporate financial goals increases. Additional objectives established for any executive may be other financial or strategic goals from the list that the executive directly affects or may be other specific objectives that are expected to directly contribute to the achievement of all goals. An executive's annual incentive award may range from $0 to 150% of his/her target annual incentive opportunity based on the level of achievement of the objectives established for him/her. However, unless the Board otherwise determines based upon the specific circumstances involved, no annual incentive awards will be paid unless a minimum threshold earnings per share is attained, common stock dividends paid by the Company during the plan year are at least equal to the previous year-end annualized rate and the rate freeze as contained in the Company's Rate Reduction and Economic Development program remains in effect.

     The Committee approved five 1995 corporate financial and strategic objectives for Mr. Holland. These objectives related to the achievement of confidential target levels regarding earnings per share, operational cash flow, cost reductions and revenue enhancements identified by the Company's Performance Initiative Programs, customer service satisfaction and generating plant capacity. These objectives provided 40%, 20%, 20%, 10% and 10%, respectively, of Mr. Holland's target annual incentive opportunity. Based on the level of 1995 achievement of each of these objectives, Mr. Holland received an annual incentive award of $179,536. The annual incentive award paid to each of the named executive officers in accordance with the Incentive Plan is listed in the bonus column of the Table. The awards include amounts deferred into the Deferral Plan.

     To link a portion of each executive's total pay opportunity to the long-term performance of the Company's common stock, each year an executive's target long-term incentive opportunity will be converted into equivalent performance shares and deferred in a Common Stock Equivalent Account (the "Account") for four years. Each executive's 1995 target long-term incentive opportunity will be deferred in a 1995 Account through 1998. This 1995 Account will be valued in early 1999 based on the total return of the Company's common stock and the total return of the stock compared to other investor-owned utilities during this four-year period. The final value, if any, will be paid to the executive in cash. For a detailed explanation of this long-term incentive program, see the footnote to the Long-Term Incentive Plan Table. The target long-term incentive opportunity and the corresponding number of equivalent performance shares allocated to each named executive officer are also listed in the Long-Term Incentive Plan Table.

     In accordance with the Incentive Plan in effect prior to 1995, each named executive was required to defer 50% of his 1991 annual incentive award into a 1991 Account for four years. The terms and conditions of this long-term deferral were reported in the proxy statement for that year. In early 1996, each named executive's

1991 Account was valued based on an average annual total return of 10.9% for the Company's common stock during this period, a second quintile total return ranking relative to the Edison Electric Institute's Index of 100 Investor-Owned Electric Companies and a second quintile ranking of the Company's price change to residential customers relative to a peer group of twenty electric utilities selected from this Index. The long-term incentive award paid to each of the named executive officers in accordance with the prior Incentive Plan is listed in the Long-Term Compensation Payouts column of the Table.

     Due to the increasing emphasis of incentive compensation as part of an executive's total pay opportunity, the Committee approved a study recommendation to include annual incentive awards paid after January 1, 1996, in the calculation of the Supplemental Executive Retirement Plan benefit for eligible senior executives. For a detailed explanation of this Plan, see the Executive Retirement Plan section of this proxy statement.

     Lastly, the Company has not yet developed a policy with respect to qualifying certain performance based compensation paid to its named executive officers under the Incentive Plan for corporate deductibility under Section 162(m) of the Internal Revenue Code. The total compensation paid to each of these officers that was subject to 1995 federal income tax was significantly below the $1,000,000 deductibility cap specified in Section 162(m). If and when it is anticipated that such compensation paid to any of these named executive officers will reach this limit, the Company will establish such a policy.

Compensation Committee:  Robert L. Loughhead, Chairman
                         Glenn H. Meadows
                         Paul J. Powers
                         Jesse T. Williams, Sr.

SHAREHOLDER RETURN: PERFORMANCE COMPARISON GRAPHS

     The following graphs illustrate the total annual return earned from an investment in Ohio Edison Common Stock, compared with those earned in the Edison Electric Institute's Index of 100 Investor-Owned Electric Utility Companies (the "EEI 100 Index") and the Standard & Poor's 500 Index of widely held common stocks (the "S&P 500 Index"). The top graph shows the total annual returns by year. The second graph depicts the cumulative value of a $100 investment on December 31, 1990. Total return represents stock price changes plus the reinvestment of dividends in the stock.
                                    GRAPH 1
                              TOTAL ANNUAL RETURNS
                  OHIO EDISON, EEI 100 INDEX AND S&P 500 INDEX

      Measurement Period          Ohio Edison     EEI 100 In-     S&P 500 In-
    (Fiscal Year Covered)             Co.             dex             dex
1991                                     29.30           28.87           30.47
1992                                     20.93            7.62            7.62
1993                                      4.58           11.12           10.08
1994                                    -11.92          -11.57            1.32
1995                                      35.9            31.0            37.6

                                    GRAPH 2

                         TOTAL RETURN CUMULATIVE VALUES
                  OHIO EDISON, EEI 100 INDEX AND S&P 500 INDEX

      Measurement Period          Ohio Edison     EEI 100 In-     S&P 500 In-
    (Fiscal Year Covered)             Co.             dex             dex
1990                                    100.00          100.00          100.00
1991                                    129.30          128.87          130.47
1992                                    156.37          138.69          140.40
1993                                    163.54          154.11          154.55
1994                                    144.04          136.28          156.60
1995                                    195.72          178.55          215.44

                                   (LOGO)IJK

[OHIO EDISON LOGO]                                     76 South Main St.
THE ENERGY MAKERS                                     Akron, Ohio  44308
________________________________________________________________________
Nancy C. Ashcom
Secretary

                                        March 13, 1996

Dear Shareholder:

        You are cordially invited to join us at this year's Annual Meeting of Shareholders to be held at 10 a.m. on Thursday, April 25, at our General Office in Akron, Ohio.

        During the meeting, we will review the Company's performance in 1995, including those efforts that are enabling us to reduce costs, improve operations and enhance our fiancial position. We will also be discussing our plans for the future as well as answering any questions you may have concerning our operations or business strategies.

        The enclosed proxy material provides you with more information about the business items that will be voted on at the meeting. In addition to the election of the Board of Directors and the ratification of auditors, you will be voting on a shareholder proposal that would restrict shareholders' rights. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL.

        Please take a few minutes now to review this material and then mark your vote on the proxy card below. After you sign and date your proxy, please return it in the enclosed postage-paid envelope. Your participation and support are important to us as we formulate our plans for the future.

        If you plan on attending the Annual Meeting, please refer to the map on the back of this letter for directions to the General Office. We hope you can join us on April 25.
                                        Sincerely,



                                        Nancy C. Ashcom


                                  TEAR HERE
______________________________________________________________________________

        Indicate your vote by an (X) in the appropriate boxes.
        YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS NO. 1 & 2

        ITEM NO. 1 Election of Directors

               FOR                           WITHHOLD
               / /                             / /

        FOR all nominees listed           WITHHOLD authority to vote
        below (except as printed          for all nominees listed below
        to the contrary below)

        D.C. Blasius, H.P. Burg, R.M. Carter, C.A. Cartwright,
        W.R. Holland, R.L. Loughhead, R.W. Maier, G.H. Meadows,
        P.J. Powers, C.W. Rainger, G.M. Smart, J.T. Williams, Sr.

        INSTRUCTION: To withhold authority to vote for any individual nominee, print the nominee's name on the following line.


                             ---------------------------------------------------

X__________________________  ITEM NO. 2 Ratification of appointment of auditors.
                                    FOR     AGAINST    ABSTAIN
                                    / /      / /        / /


                             YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
                               ITEM NO. 3
X__________________________  ITEM NO. 3 Shareholder Proposal
SIGN HERE AS NAME(S) APPEAR         FOR     AGAINST    ABSTAIN
ABOVE. If signing for a             / /      / /        / /
corporation or partnership or
as agent, attorney or fiduciary,
indicate the capacity in which
you are signing.

___________________________
Date

        [MAP 1]

             OHIO EDISON                           [MAP 2]
         76 SOUTH MAIN STREET
        AKRON, OHIO 44308-1890

       GENERAL OFFICE LOCATION
(CORNER OF MAIN ST. AND MILL ST.)

        Public parking is available
in two parking decks which have
entrances from W. Mill St. One of
these parking decks is attached to
the Ohio Edison Building and the
other is directly across the street.

[OHIO EDISON LOGO]      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                        THE ANNUAL MEETING OF SHAREHOLDERS AT THE PRINCIPAL
                        OFFICE OF THE COMPANY, 76 SOUTH MAIN STREET,
                        AKRON, OHIO, ON THURSDAY, APRIL 25, 1996, AT 10:00 A.M.
                        EASTERN TIME.

 P The undersigned hereby appoints Nancy C. Ashcom and Theodore F. Struck, II as Proxies with the power to appoint their substitute, and
 R hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Ohio Edison Company which the
 O undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on April 25, 1996, or any
 X adjournment thereof, and in their discretion the Proxies are authorized to vote upon such other business as may properly come
 Y       before the meeting.

                                   THIS PROXY WILL BE VOTED AS INDICATED. IF NO
Please sign and mail promptly      DIRECTIONS ARE INDICATED, THE SHARES
to assure your representation      REPRESENTED BY THIS PROXY WILL BE VOTED FOR
at the meeting.                    ITEMS 1 AND 2, AND AGAINST ITEM 3.

           Continued and to be signed and dated on the other side.

[OHIO EDISON LOGO]
THE ENERGY MAKERS

                                                  OHIO EDISON SYSTEM SAVINGS PLAN
                                                        VOTING DIRECTION FORM

                                       ANNUAL MEETING OF SHAREHOLDERS OF OHIO EDISON COMPANY
                             AT THE PRINCIPAL OFFICE OF THE COMPANY, 76 SOUTH MAIN STREET, AKRON, OHIO
                                     ON THURSDAY, APRIL 25, 1996, AT 10:00 A.M., EASTERN TIME


                                                                                                              YOUR ALLOCATED SHARES:


                                          TO: STATE STREET BANK & TRUST COMPANY, TRUSTEE
                                              OF THE OHIO EDISON SYSTEM SAVINGS PLAN

        As a participant in the Ohio Edison System Savings Plan, I hereby direct State Street Bank & Trust Company, Trustee, to vote, in accordance with my directions below, the shares of Ohio Edison common stock which are allocated to my account and also my proportionate number of shares which have not been allocated to participants or for which no direction forms are recieved, at the
1996 Annual Meeting of Shareholders to be held on April 25, 1996, or any adjournment thereof, and in its discretion it is authorized to vote upon such other business as may properly come before the meeting.
        If no directions are indicated below, the shares represented by this signed direction form are directed to be voted FOR
Items 1 and 2, and voted AGAINST Item 3.
                                                         ALLOCATED SHARES
|X|   Indicate your direction by marking the appropriate boxes.            (Number indicated above.)

                                   YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS NO. 1 & 2.
        ITEM NO. 1. Election of Directors:                               ITEM NO. 2. Ratification of appointment of auditors.
                               FOR    WITHHOLD                                  FOR     AGAINST    ABSTAIN
                        FOR    / /    / /       WITHHOLD                        / /      / /        / /
        all nominees listed                     authority to vote
           below (except as                     for all nominees
             printed to the                     listed below            YOUR BOARD OR DIRECTORS RECOMMENDS A VOTE AGAINST ITEM NO. 3
            contrary below)                                             ITEM NO. 3. Shareholder Proposal.
                                                                               FOR     AGAINST    ABSTAIN
        D.C. Blasius, H.P. Burg, R.M. Carter, C.A. Cartwright,                 / /      / /        / /
        W.R. Holland, R.L. Loughhead, R.W. Maier, G.H. Meadows,
        P.J. Powers, C.W. Rainger, G.M. Smart, J.T. Williams, Sr.

        INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the following line.
            ------------------------------------------------------------------------------------------------------
                                                        UNALLOCATED SHARES              (Proportion to be determined.)
                                   YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS NO. 1 & 2.

        ITEM NO. 1. Election of Directors                                ITEM NO. 2. Ratification of appointment of auditors.
                               FOR    WITHHOLD                                  FOR     AGAINST    ABSTAIN
                        FOR    / /    / /       WITHHOLD                        / /      / /        / /
        all nominees listed                     authority to vote
           below (except as                     for all nominees
             printed to the                     listed below            YOUR BOARD OR DIRECTORS RECOMMENDS A VOTE AGAINST ITEM NO. 3
            contrary below)                                             ITEM NO. 3. Shareholder Proposal.
                                                                               FOR     AGAINST    ABSTAIN
        D.C. Blasius, H.P. Burg, R.M. Carter, C.A. Cartwright,                 / /      / /        / /
        W.R. Holland, R.L. Loughhead, R.W. Maier, G.H. Meadows,
        P.J. Powers, C.W. Rainger, G.M. Smart, J.T. Williams, Sr.

        INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the following line.
            ------------------------------------------------------------------------------------------------------
                                                                                Date                        , 1996
                ---------------------------------------------------                   ----------------------
                SIGNATURE. Sign as name appears above.
                To assure your representation at the meeting, please sign and mail promptly in the enclosed postage-paid envelope to
                                State Street Bank & Trust Company, Box 1997 G.P.O., New York, N.Y.  10117-0024

[OHIO EDISON LOGO]                                     76 South Main St.
The Energy Makers                                     Akron, Ohio  44308
                                                         216-384-5504
________________________________________________________________________________

Nancy C. Ashcom
Secretary

                                                March 13, 1996



Dear Fellow Employee:

        As a participant in the Ohio Edison System Savings Plan, you are entitled to vote on business items that will be presented at the Company's Annual Meeting of Shareholders on Thursday, April 25.

        One of the three items of business to be voted on deals with a shareholder's proposal that would restrict the rights of all shareholders. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL, WHICH IS ITEM NO. 3 ON YOUR VOTING DIRECTION FORM. This proposal, which is being presented for the third consecutive year, is contrary to the interests of the Company and its shareholders.

        YOUR BOARD OF DIRECTORS ALSO RECOMMENDS THAT YOU VOTE FOR ITEM NO. 1, THE ELECTION OF DIRECTORS AND FOR ITEM NO. 2, THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.

        Please review the proxy material and complete, sign and return the voting direction form in the envelope provided. On the form, please indicate your vote for both the shares allocated to your Savings Plan account and your proportion of the unallocated shares. If you have any questions concerning this voting procedure, please refer to your Employee Benefits Handbook or call Investor Services at 1-800-736-3402.

        Your vote on these business items is important to us, and we appreciate your continued support.

                                                Sincerely,



                                                /s/ Nancy C. Ashcom